UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2005

Maverick Tube Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10651 (Commission File Number)	43-1455766 (IRS Employer Identification No.)

16401 Swingley Ridge Road, Seventh Floor Chesterfield, Missouri (Address of principal executive offices)	63017 (Zip Code)
Registrant’s telephone number, including area code: (636) 733-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
In connection with its annual performance review process, on November 23, 2005, the Compensation Committee of the Board of Directors of Maverick Tube Corporation (the “Company”) approved the base compensation for calendar year 2006 for the Company’s executive officers as follows: C. Robert Bunch, Chairman of the Board of Directors and Chief Executive Officer — $450,000, T. Scott Evans, Senior Vice President and President — Energy Products — $350,000 and Joyce M. Schuldt, Senior Vice President — Finance, Chief Financial Officer and Secretary — $290,000.
For calendar year 2006, each of these executives is also eligible for an annual cash bonus. Mr. Bunch is eligible for an annual bonus ranging from 0% to 100% of base compensation and Mr. Evans and Ms. Schuldt are eligible for annual bonuses ranging from 0% to 80% of base compensation. The employment of each of these executives is at-will.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 30, 2005

MAVERICK TUBE CORPORATION
By:	/s/ Joyce M. Schuldt
Joyce M. Schuldt
Senior Vice President — Finance, Chief Financial Officer and Secretary